SPECIMEN

                        STOCK CERTIFICATE

     NUMBER:                                 SHARES:

                                             RESTRICTED STOCK

     Incorporated under the laws of the State of Wisconsin.

               MOUND CITY FINANCIAL SERVICES, INC.

          Authorized Common 300,000 Shares No Par Value


     This certifies that ______________________ is the owner of ______________________ (common shares--no par value) full paid and non-assessable transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this _____ day of ___________ A.D., 19___.



____________________________       _____________________________
Secretary                          President


ON REVERSE:

     FOR VALUE RECEIVED, _____ hereby sell, assign and transfer unto ______________________________________________ __________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated ______________________, 19___.

     In presence of:

____________________________       ______________________________


          THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SALE, TRANSFER, OR OTHER DISPOSITION THEREOF ARE RESTRICTED UNDER AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN ARTICLE 5(C) OF THE CORPORATION'S ARTICLES OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.